EXHIBIT 23.1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 19, 1997, accompanying the consolidated financial statements incorporated by reference or included in the Annual Report of Renters Choice, Inc. on Form 10-K for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statement of Renters Choice, Inc. on Form S-8 (File No. 33-95800, effective October 31, 1995).

GRANT THORNTON LLP

Dallas, Texas
March 24, 1997